UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

Optimus Healthcare Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-261849	65-0181535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road, Suite 306 Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 806-4201

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Item 3.02 Sale of Unregistered Equity Securities

Forbearance Agreement

On March 8, 2024 (the “Effective Date”), Optimus Healthcare Services, Inc. (the “Company”) entered into a forbearance agreement (the “Forbearance Agreement”) by and among the Company and Arena Investors, LP, as agent (“Agent”) for the purchasers of the Company’s senior secured convertible notes (collectively, the “Purchasers”) issued in May 2021 (the “May 2021 Notes”) and June 2022 (the “June 2022 Notes” and collectively with the May 2021 Notes, the “Notes”), pursuant to which, among other things: (i) the Agent and the Purchasers agreed to forbear from exercising their rights and remedies with respect to the Specified Events of Default (as defined in the Forbearance Agreement) under the Notes until that date which is the earliest to occur of: (a) April 22, 2024; (b) the date on which any event of default under the Notes (other than the Specified Events of Default) occurs; and (c) the date on which the Company or any of its subsidiaries fails to comply with any term set forth in the Forbearance Agreement; (ii) the Company and its subsidiaries agreed it shall not allow acceleration or make any cash principal or interest payment on account of any indebtedness held by KORR Acquisition Group, Inc. (“Subordinated Lender”); (iii) the Company agreed it would use commercially reasonable best efforts to consummate a sale of some or all of the assets of its CRA business, a sale of some or all of the equity interests of the CRA business, or a merger of the CRA business, in each case, to an independent, non-affiliated third party in an arms’ length transaction, subject to satisfaction of certain milestones; (iv) the Company agreed it would use commercially reasonable best efforts to consummate an equity financing that results in gross proceeds of at least $2,000,000 to the Company on or prior to February 28, 2025, subject to consent of the Purchasers, which consent will not be unreasonably withheld (a “Qualified Subsequent Financing”); (v) subject to approval by the Company’s Board of Directors (the “Board”) or appropriate committee thereunder, the Company agreed to promptly appoint to the Company’s Board a nominee suggested by the Agent; and (vi) the Agent and the Purchasers provided their conditional consent to allow the Company to sell up to $350,000 of subordinated bridge notes, subject to certain conditions.

In connection with the Forbearance Agreement, the Company acknowledged that accrued and unpaid interest through January 1, 2024, fees, costs, and other amounts due to the Agent and the Purchasers under the Notes and the other transaction documents entered into between the parties was equal to $197,816.64 (exclusive of liquidated damages under Section 4.24 of the Security Purchase Agreements (as defined in the Forbearance Agreement) (the “Owed Amount”). The Company agreed to issue to the Purchasers an aggregate of 3,165,066 shares of common stock in satisfaction of such Owed Amount. The securities issued and sold in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Purchasers are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Subordination Agreement

In connection with the Forbearance Agreement, the Company, Agent and Subordinated Lender entered into a subordination agreement (the “Subordination Agreement”) pursuant to which Subordinated Lender agreed to, among other things: (i) subordinate and make junior the payment of any and all of the principal amount or interest on, and any fees, costs, expenses, or any other payment in respect of the debt held by the Subordinated Lender (the “Subordinated Debt”) until 91 days after the indefeasible payment of the Senior Debt or after the conversion in full of the Notes; and (ii) upon the consummation of a Qualified Subsequent Financing, the Subordinated Lender agreed to convert the entire Subordinated Debt into a junior class of preferred stock of the Company, which such class, among other limitations, is junior as to the liquidation rights of any more senior class of preferred stock, in such form and with such content as the Agent and the Company may agree.

Amended and Restated Notes

On the Effective Date, the Company entered into amended and restated Notes with the Purchasers (the “Amended Notes”) pursuant to which, the Company agreed, among other things: (i) to pay interest to the Purchasers on the aggregate unconverted and then outstanding principal amount of this Note at the rate of twelve percent (12%) per annum beginning on or after May 2, 2023; (ii) commencing with the January 1, 2024 interest payment and thereafter, the Company, at its option may make interest payments and payment of other amounts due and payable under Amended Notes in shares of Common Stock of the Company at a price per share equal to the lesser of (a) $0.0625 or (b) 100% of the closing sale price on the day that is immediately prior to the applicable payment date or in cash; (iii) to allow the Amended Notes to be convertible into shares of Common Stock or, upon prior written notice, such number of shares of a to-be-issued class of preferred stock of the Company on the earliest of: (a) the occurrence and continuance of an Event of Default (as defined in the Amended Notes), (b) consummation of a Qualified Subsequent Financing, and (c) on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information; (iv) the conversion price in the Amended Notes shall now be equal to the lower of (a) $0.0625 or (b) the price of the securities issued in a Qualified Subsequent Financing completed within the one (1) year anniversary of the Current Issue Date, subject to adjustment; and (v) upon consummation of a Qualified Subsequent Financing, the outstanding principal amount of the Amended Notes plus all accrued but unpaid interest thereon and any other payment due thereunder, shall automatically, without any further action required by the Purchasers, be converted into shares of a class of the Company’s, yet-to-be-issued senior convertible preferred stock, in a form reasonably acceptable to the Purchasers, at the conversion price then in effect.

Amended and Restated Warrants

In connection with (i) the issuance of the May 2021 Notes, and (ii) the issuance of the June 2022 Notes, the Company issued the Purchasers: (i) warrants to purchase an aggregate of 165,000 shares of Common Stock with an exercise price of $1.25 per share (the “May 2021 Warrants”), and (ii) warrants to purchase an aggregate of 1,540,000 shares of Common Stock with an exercise price of $1.25 per share (the “June 2022 Warrants” and together with the May 2021 Warrants, the “Warrants”), respectively. In connection with the Forbearance Agreement, the Company and the Purchasers entered into amended and restated warrants (the “Amended Warrants”) pursuant to which, among other things: (i) the exercise price of the Warrants was reduced to $0.01 per share and (ii) the term of the Warrants was changed from 5 years to 7 years.

Registration Rights Agreements

On the Effective Date, the Company entered into an Amended and Restated Registration Rights Agreement with the Purchasers related to the shares of common stock held by the Purchasers and the shares of common stock issuable upon exercise of the Amended Warrants pursuant to which we agreed to file a registration statement for such securities on the 30th calendar day following the date the Company’s independent public accountants have completed their audit for the fiscal year ended December 31, 2023 and the Company has filed its Annual Report on Form 10-K including such financial statements, or if later, June 15, 2024. If the Company fails to have it filed by such date, declared effective 60 calendar days thereafter or if we fail to maintain the effectiveness of the registration statement until all of such securities have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any volume or manner of sale restrictions, then we will be obligated to pay liquidated damages to the holders of such securities of $20,000, in addition to any other rights such holders may have, upon the occurrence of any such event and on each monthly anniversary thereafter until the event is cured.

On the Effective Date, the Company also entered into an Amended and Restated Registration Rights Agreement with the Purchasers related to the shares of common stock (or shares of a to-be-issued class of preferred stock) issuable upon conversion of the Notes pursuant to which we agreed to file a registration statement for such securities on the 30th calendar day following the earliest of: (i) the first anniversary of the Effective Date and no Qualified Subsequent Financing has been consummated; (ii) the consummation of a Qualified Subsequent Financing and the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or if later, June 15, 2024; and (iii) the occurrence and continuance of an Event of Default (as defined under the Notes). If we fail to have it filed by such date, declared effective 45 calendar days thereafter or if we fail to maintain the effectiveness of the registration statement until all of such securities have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any volume or manner of sale restrictions, then we will be obligated to pay liquidated damages to the holders of such securities of $20,000, in addition to any other rights such holders may have, upon the occurrence of any such event and on each monthly anniversary thereafter until the event is cured.

Side Letter

On the Effective Date, the Company and the Agent entered into a side letter pursuant to which the Agent acknowledged and agreed that any to-be-issued shares of preferred stock to be issued upon conversion of the Notes shall include the general parameters as set forth below, subject to execution of definitive documentation: (i) senior preferred will be first, prior to and superior to any other class of preferred stock or any other security, with a liquidation preference, which is to be paid in full before any other class of securities receives any distribution in liquidation or otherwise, (ii) no PIK or interest, no voting rights (except as required by law, no restrictions on future debt/equity raises (still have MFN for one year and the customary adjustment rights), (iii) convertible into shares of the common stock and (iv) non-redeemable.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which is attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated May 2021 Note, dated March 8, 2024
4.2	Form of Amended and Restated June 2022 Note, dated March 8, 2024
4.3	Form of Amended and Restated May 2021 Warrant, dated March 8, 2024
4.4	Form of Amended and Restated June 2022 Warrant, dated March 8, 2024
10.1	Forbearance Agreement, dated March 8, 2024, by and among the Company and Arena Investors LP
10.2	Subordination Agreement, dated March 8, 2024, by and among the Senior Lenders, KORR Acquisition Group, Inc. and the Company
10.3	Registration Rights Agreement, dated March 8, 2024
10.4	Registration Rights Agreement related to the Notes, dated March 8, 2024
10.5	Side Letter, dated March 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUS HEALTHCARE SERVICES, INC.

By:	/s/ Cliff Saffron
Cliff Saffron
Interim Chief Executive Officer and General Counsel
Dated: March 14, 2024

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